BRITISH COLUMBIA

Ministry of Finance
Corporate and Personal
Property Registries
www.corporateonline.gov.bc.ca

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

Notice of Alteration

FORM 11
BUSINESS CORPORATIONS ACT
Section 257

Filed Date and Time:	**February 17, 2006 03:58 PM Pacific Time**
Alteration Date and Time:	**Notice of Articles Altered on February 17, 2006 03:58 PM Pacific Time**

NOTICE OF ALTERATION

Incorporation Number:
BC0253743

Name of Company:
QUARTZ MOUNTAIN RESOURCES LTD.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

PRE-EXISTING COMPANY PROVISIONS

The company has resolved that the Pre-existing Company Provisions no longer apply to this company.

ADD A RESOLUTION DATE:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

New Resolution Date:

January 25, 2006

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached